Exhibit 10.1

Employment Agreement

Party A:

Legal Representative:

Party B:	Gender:	Highest Education:

Date of Birth:	ID Number:

Address:

Contact Number:

Starting work on:

Term of the Agreement:

In accordance with the Labor Contract Law of the People’s Republic of China[, Regulation of Shanghai Municipality on Labor Contract,] and relevant laws, regulations and rules, Party A and Party B agree to enter into this Employment Agreement on the basis of equality, free will, fairness, justice, consensus through consultation and good faith.

Article 1 Type and Term of the Agreement

The Employment Agreement shall be determined as set forth in Item              below:

(1)	A fixed-term agreement: From to , with a probationary period commencing on and ending on .

(2)	An open-ended agreement: From , with a probationary period commencing on and ending on .

(3)	A project-based agreement: From to the completion date of the project.]

Article 2 Job Description and Requirements

(1)	According to the requirements of Party A, Party B shall work as . The position of Party B may be changed reasonably and in good faith by Party A as needed and according to the performance evaluation results of Party B. Party B shall comply with Party A’s arrangements.

(2)	The work assignments and requirements for Party B should comply with the publicized regulations and provisions formulated by Party A according to applicable law. Party B shall fulfill the his or her work duties assigned by Party A through accomplishing the required workload with prescribed quality on time.

Article 3 Working Hours and Holidays

(1)	After mutual consultation of both Parties, the working hour system shall be determined as Item of the following:

1.	Party A implements a working system in which there are working hours a day.

The specific work schedule of Party A is as follows:

9:00 to 17:30 with a break from 12:00 to 13:00, from Monday to Friday.

Every Saturday and Sunday are off days.

2.	Party A implements a working system in which employees work in shifts and work for eight (8) hours a day. Party B will be given two (2) off days per week.

3.	Party B shall work as and work flexible working hours, and the Parties shall follow flexible working hours according to applicable law.

4.	Party B shall work as and work according to a comprehensive working hour system, and the parties shall follow comprehensive working hours according to applicable law.]

(2)	Party A shall strictly comply with the working hour requirements according to applicable law, ensuring that Party B has sufficient rest and his or her physical and mental health. Party B shall be given time off or overtime compensation if Party A extends the working hours due to the requirements of work.

(3)	Party A shall arrange paid annual leaves for Party B according to applicable law.

Article 4 Working Safety and Conditions

(1)	Party A shall notify Party B of the positions that may cause occupational diseases, and arrange working safety and health training for Party B to prevent work-related accidents and reduce occupational hazards.

(2)	Party A shall provide Party B with safe and hygienic working conditions and necessary working protection measures according to applicable law. In the event that Party B engages in work with occupational hazards, Party A shall arrange periodic physical examination for Party B.

(3)	Party B must strictly abide by the rules of safe operations. Party B may refuse to follow Party A’s instructions that violate the relevant work safety regulations and may cause personal injury.

(4)	Party A shall provide protection for Party B in accordance with the relevant regulations in relation to the special protection of female employees and juvenile workers.

(5)	If Party B suffers from illness or non-work-related injuries, Party A shall implement the relevant regulations in relation to medical treatment leave.

Article 5 Remuneration

Party A shall pay the remuneration in cash to Party B at least once a month without unreasonable deduction or delay. Party A shall provide Party B with remuneration not less than the local minimum wage, provided that Party B accomplishes the regular work within the legal working hours.

(1)	The remuneration shall be paid to Party B on a monthly basis after deducting social insurance premium, housing provident fund, personal income tax and other expenses and the date of payment shall be the [10th] day of the month following a complete working month. In the event that the aforementioned date of payment is a public holiday, Party A shall pay in advance on the last working day before that date.

(2)	Agreed by both Parties, the specific remuneration requirements of Party B are as follows:

Probation period            months, term of agreement            years

Remuneration: annual salary:            (before tax), including:

Note: The salary of probation period is 90% of a regular employee (monthly salary: RMB            ).

1.	Party A has the right to change the position, duties and remuneration of Party B according to Party B’s performance assessment.

2.	Party B’s bonus is based on Party A’s accomplishment of the performance objectives set by his or her superior, and must be given by Party A after the performance appraisal of Party B.

3.	If the company encounters difficulties in operation, the monthly salary of Party B may be adjusted accordingly.

4.	Party A may reasonably transfer Party B to another position (including mobilizing Party B to work in other provinces and cities due to the needs of project development) due to work needs, and Party B shall comply with that transfer decision. If Party B refuses to comply, Party A has the right to terminate this agreement unilaterally.

(3)	The remuneration paid to Party B for overtime work shall be calculated based on the monthly salary as agreed by the Parties through consultation.

(4)	While Party B leaves for personal affairs, Party B’s remuneration shall be reduced on the basis of his or her monthly salary.

(5)	For sick leave, the relevant laws and local regulations shall be applicable.

(6)	The remuneration for paid holidays shall be paid as part of the salary of Party B.]

Article 6 Social Insurance and Welfare Benefits

(1)	Both Parties shall participate in the social insurance program according to law, and pay various social insurance premiums on time. As for the part of social insurance premium paid by the individual, Party A can withhold it from Party B’s salary.

(2)	Party B has the right to inquire Party A about payment of social insurance premiums, and Party A shall provide assistance.

(3)	If Party B suffers from work-related injuries, Party A shall be responsible to provide timely rescue, and, within the required time, apply to the relevant administrative department of work safety for work-related injury authentication and the assessment of labor ability for Party B. Party A shall also provide Party B with corresponding medical benefits for work-related injuries.

(4)	The welfare benefits of Party B shall be provided according to applicable law and in line with Party A’s internal rules.

Article 7 Performance and Change of Employment Agreement

(1)	Party A shall, in accordance with this agreement, provide Party B with appropriate workplace, labor conditions and position, and pay remuneration to Party B on time. Party B shall conscientiously perform labor duties and complete tasks under this agreement in person.

(2)	If any of the following circumstances arises, either Party A or Party B may change this agreement:

1.	changes of this agreement shall be without prejudice to the interests of the state, the collective and others, agreed by both Parties;

2.	fundamental circumstances on which the Employment Agreement is based have significantly changed, and changes of this agreement are based on Party A’s consultation with Party B;

3.	the Employment Agreement cannot be completely fulfilled due to force majeure;

4.	laws and regulations on which the Employment Agreement is based have been amended; and

5.	other circumstances as stipulated by laws and regulations.

Article 8 Dissolution and Termination of Employment Agreement

(1)	Under any of the following circumstances, Party A may terminate this Employment Agreement:

1.	Party B is proved ineligible for employment during the probation period;

2.	Party B does not pass the physical examination;

3.	Party B conducts a material violation of the labor discipline and the rules and regulations of Party A;

4.	during the training period, Party B does not pass all the milestone training exams, or there are other circumstances indicating that Party B is not suitable to continue the training;

5.	Party B commits serious dereliction of duty, jobbery and malpractice, causing significant damage to the interests of Party A;

6.	Party B establishes labor relations with other employers during the term of this agreement, which has a serious impact on the completion of the work tasks assigned by Party A, and Party B refuses to make corrections upon the request of Party A;

7.	Party B compels Party A to enter into or change the Employment Agreement against true will by means of fraud or coercion or when Party A is in duress;

8.	Party B is under investigation for criminal responsibility according to applicable law.

(2)	Under any of the following circumstances, Party A may terminate this agreement by giving a written notice to Party B three (3) days in advance during the probationary period, or thirty (30) days in advance after the probationary period expires:

1.	Party B is ineligible for the original position or other position arranged by Party A after the medical period of sickness or non-work-related injuries;

2.	Party B is not qualified for his or her position, and Party B is still not qualified after training or being transferred to another position;

3.	Fundamental circumstances on which the Employment Agreement is based has undergone major changes, causing the original Employment Agreement unenforceable, and the Parties cannot reach an agreement on the change of the Employment Agreement through negotiation;

(3)	Under any of the following circumstances, Party B may terminate this agreement by giving a written notice to Party A three (3) days in advance during the probationary period, or 30 days in advance after the probationary period expires:

1.	Party A cannot not provide reasonable remuneration for Party B on time;

2.	Party A fails to provide reasonable insurance benefits for Party B on time;

3.	Party A cannot provide reasonable positions and training opportunities for Party B.

(4)	Party A shall not terminate this agreement under any of the following circumstances:

1.    Party B is engaged in work with occupational hazards but does not receive an occupational physical examination before leaving the post, or Party B is a suspected occupational disease patient pending diagnosis or in the medical observation period;

1.	Party B suffers from occupational diseases or work-related injuries while working for Party A and is confirmed to have lost or partially lost the ability to work;

2.	Party B suffers from illness or non-work-related injuries within the prescribed medical period;

3.	Party B (female) is in pregnancy, delivery or lactation;

4.	Party B has been working for Party A for fifteen (15) consecutive years and is less than five (5) years from the statutory retirement age; and

5.	other circumstances as stipulated by laws and administrative regulations.]

(5)	Under any of the following circumstances, the agreement shall be terminated:

1.	the Employment Agreement expires under the conditions stipulated in the Labor Contract Law;

2.	Party B begins to enjoy basic endowment insurance benefits according to applicable law;

3.	Party B dies or is declared dead or missing by court;

4.	Party A is declared to be bankrupt according to applicable law;

5.	Party A’s business license is revoked, Party A is ordered to be closed or canceled, or Party A decides to dissolve in advance; and

6.	other circumstances as stipulated by laws and administrative regulations.

Article 9 Special Articles Agreed by Both Parties

(1)	Before signing the Employment Agreement, Party A has the right to know the basic conditions directly related to the Employment Agreement of Party B, including but not limited to the education background, curriculum vitae, qualifications or certificate of employment and whether the previous labor relationship has been dissolved or terminated, etc. Party B shall truthfully state the aforementioned basic information. If Party B is found by Party A or be sued by the previous employer that it has deliberately misreported or concealed the information and defrauded Party A to sign an Employment Agreement, Party B shall be deemed to commit fraud and cause serious misunderstanding of Party A. Party A has the right to apply for the annulment of this agreement according to applicable law, and the losses of Party A shall be borne by Party B in full.

(2)	During the term of this agreement, all patents, copyrights and other intellectual property rights arising from the work achievements of Party B in the position appointed by Party A, the materials and technical conditions mainly provided by Party A, shall be owned by Party A, and Party B has no right to use them for commercial purpose.

(3)	Party B shall not disclose any confidential information and trade secrets of Party A and its affiliates it obtained during the agreement period to any third party (including employees of Party A who are not involved in the related work). Party B’s violation of duty of confidentiality is considered a serious breach of this agreement and a sufficient reason for dismissal. Such duty of confidentiality is still binding on Party B at any time after the termination or expiration of this agreement. Party A shall, in advance, negotiate with Party B to stipulate the matters of keeping trade secrets and sign an confidential agreement.

(4)	In the course of the performance of this agreement, if Party A changes its name, legal representative or principal head, investor, etc., the performance of this agreement shall not be affected; if Party A merges with another entity, splits off or similar circumstances occur to it, this agreement shall continue to be valid and performed by the successor entity.

(5)	Certificates obtained by the employees after the expiration of the training period shall be owned by Party A, and they shall be returned to Party A before Party B leaves Party A.]

Article 10 Responsibility and Economic Compensation for Breach, Dissolution and Termination of Employment Agreement

(1)	During the term of this agreement, if either Party violates this agreement and causes economic losses to the other party, it shall compensate the other Party according to the result and liability.

(2)	During the term of this agreement, if Party B receives Party A’s training and dissolves the agreement within the service period due to personal reasons, Party B shall provide Party A with economic compensation according to Party A’s relevant regulations.

1.	Party B shall compensate 100% of the training costs if he or she leaves the company during the training period or within one year; if Party B has worked for more than one year but less than two years, compensation of 50% of the training costs shall be paid; if it has worked for more than two years but less than three years, it shall be compensated 20% of the training costs; the loss caused to Party A shall be calculated separately by Party A according to the actual situation.

2.	Party A has the right to deduct the economic compensation from the wages, subsidies and benefits of Party B.

(3)	If any violation, dissolution and termination of Employment Agreement involves economic compensation, it shall be handled in accordance with relevant provisions of PRC and Shanghai].

Article 11 Handling of Labor Disputes

(1)	A dispute between Party A and Party B arising from the implementation of this agreement may be settled through negotiation of Party A and Party B. If no settlement can be reached through negotiation by the Parties, the dispute may be submitted to the internal labor dispute mediation committee of the employer for mediation. [If the dispute still cannot be mediated, the Parties may apply to the Labor Dispute Arbitration Committee for arbitration. The Parties may also apply directly to the Labor Dispute Arbitration Committee for arbitration. The party requesting the arbitration shall submit a written application to the Labor Dispute Arbitration Committee within 60 days from the date of labor dispute. If either party is dissatisfied with the arbitral decision, it may commence a lawsuit to the court within fifteen (15) days from the date of receipt of the arbitral decision.]

(2)	If Party A violates labor laws, regulations and rules and causes damages to the lawful rights and interests of Party B, Party B has the right to report the violations to the administrative department of labor security or relevant departments.

Article 12 Others

(1)	During the term of this agreement, Part B shall notify Party A timely of changes on household address, current residential address, contact information, etc.

(2)	Matters not covered in this agreement shall be handled in accordance with relevant provisions of the state, or through equal consultation of the Parties.

(3)	This agreement shall not be obliterated.

(4)	If this agreement needs to be made in both Chinese and English, in the event of any inconsistency, the Chinese version shall prevail.

(5)	The Employment Agreement shall be renewed or resigned one month before the expiration of the agreement as agreed by both Parties.

(6)	This agreement is made in duplicate, each party holding one original.

Party A:	Party B:

Representative:	Name:

[DD/MM/YY]	[DD/MM/YY]